SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


F O R M  8-K


Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  January 31, 1997

           BOSTON CAPITAL TAX CREDIT FUND IV L.P.
     (Exact name of registrant as specified in its charter)


                            Delaware
         (State or other jurisdiction of incorporation)


    33-70564                           04-3208648
(Commission File Number)          (IRS Employer Identification No. )



c/o Boston Capital Partners, Inc.,
One Boston Place, Boston, Massachusetts                      02108

(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (617) 624-8900

                   None
 (Former name or former address, if changed since last report)






Item 2.  Acquisition or Disposition of Assets

    On January 31, 1997, Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 25 thereof (the "Partnership"), completed various agreements relating to M.R.H., L.P., a Missouri limited partnership (the "Operating Partnership"), including an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of January 1, 1997 (the "Operating Partnership Agreement"), pursuant to which the Partnership acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement, a copy of which is attached hereto as Exhibit (2)(a).

    The Operating Partnership owns and operates an apartment complex in St. Louis, Missouri which is licensed under the laws of the State as a Residential Care Facility II and which is known as The Mary Ryder Home (the "Apartment Complex"). The Apartment Complex consists of 16 private bedrooms and 32 semi-private bedrooms for a total of 48 bedrooms (or apartment units) with a total of 80 beds. Construction of the Apartment Complex occurred over a several year period and was substantially completed by June 5, 1996. The Apartment Complex is currently in the process of renting-up and it is expected to achieve full occupancy by March 31, 1997.

    Site development costs were funded in part through a $225,000 Grant which was provided to the general partner of the Operating Partnership ("the General Partner") by the City of St. Louis, Missouri, under the CDBG Program. Construction financing was provided to the Operating Partnership for the Apartment Complex by The Boatmen's National Bank of St. Louis in the amount of up to $1,850,000 (the "Construction Loan"). The Construction Loan bore interest at variable rate equal to the Boatmen's Corporate Base Rate plus 1/4% and was repaid by the Operating Partnership on January 31, 1997. Various site development and construction costs were also funded through a loan from the General Partner in the amount of $989,629 (the "Second Mortgage Loan") which bore interest at the rate of 10% per annum and which was also repaid on January 31, 1997. Permanent first mortgage financing in the amount of $1,817,465.92 (the "First Mortgage Loan") is being provided by The Boatmen's National Bank of St. Louis. The First Mortgage Loan bears a fixed interest rate of 8.75% and has a term of 7 years and an amortization period of 7 years. The Capital Contributions of the Limited Partners will be utilized in part by the Operating Partnership to pay down the First Mortgage Loan to approximately $322,466 by December 31, 1997.

    87.5% of the apartment units (42 units) in the Apartment Complex are believed to qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

    The General Partner is Mary Ryder Home, a not-for-profit Missouri corporation which was originally founded in 1930 under the name Joint Council of Women's Auxiliaries by Mrs. Mary Ryder. Mrs. Ryder started a home with a mission to respond to the depression era needs of homeless and destitute women. The General Partner has been in the business of owning and successfully operating the various housing facilities relating to The Mary Ryder Home for over the past 67 years. Mrs. Ryder's daughter-in-law, Ethel Ryder, has been the Executive Director of the General Partner since 1961, and Mrs. Ryder's granddaughter, Catherine Jones, is the Assistant Director of the General Partner and Administrator of the Apartment Complex. Ms. Jones, a Licensed Nursing Home Administrator, has been with The Mary Ryder Home since 1964 and has served as the Assistant Director since 1972.

    The General Partner will also serve as the management agent for the Apartment Complex (the "Management Agent"). The Management Agent will receive a monthly fee from the Operating Partnership equal to 8% of gross collections received during the previous month.

    The Partnership acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $1,601,573 which has been or will be payable to the Operating Partnership in three (3) Installments as follows:

    1. $795,787 (the "First Installment") on the latest of (i) the Admission Date, (ii) State Designation, (iii) Construction
Mortgage Closing or (iv) Permanent Mortgage Commitment;

    2. $795,786 (the "Second Installment") on the latest of (i) December 31, 1997, (ii) the Completion Date, (iii) Cost Certification, (iv) Contractor's Release Date, (v) receipt by the Limited Partner of an Updated Title Policy, (vi) the Initial 100% Occupancy Date,
(vii) Permanent Mortgage Commencement, (viii) Rental Achievement, or (ix) satisfaction of all conditions to payment of the First
Installment; and

    3. $10,000 (the "Third Installment") on the later of (i) Rental Achievement Confirmation, (ii) release of all UCC Financing
Statements executed by the Limited Partners, or (iii) satisfaction of all conditions to payment of the First and Second Installments.

The total Capital Contribution of the Partnership to the Operating Partnership is based on the Operating Partnership receiving $2,888,840 of Tax Credits during the 10-year period commencing in 1997, of which $2,859,952 will be allocated to the Partnership as the Investment Limited Partner of the Operating Partnership. The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of the Partnership. The Missouri Limited Partner of the Operating Partnership is Midwest Capital Corporation, a Missouri corporation.

    The Partnership believes that the Apartment Complex is adequately insured.

    Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions:



                    Normal             Capital            Cash
                   Operations         Transactions        Flow

General Partner       1%                  74.99%           80%

Partnership          99%                  24.99%           20%

Special Limited
Partner               0%                    0.01%           0%

Missouri Limited
Partner               0%                    0.01%           0%


The Missouri Limited Partner will also receive 100% of all Missouri Low-Income Housing Tax Credits allocated to the Operating Partnership.

    The Partnership has or will pay to Jeffrey E. Smith, the President of the Missouri Limited Partner, a fee equal to $142,998 (the "Standby General Partner Fee") for his willingness to function as a Replacement General Partner in the event the General Partner is removed from the Operating Partnership pursuant to Section 4.5 of the Operating Partnership Agreement, as more fully described in the Standby General Partner Agreement attached hereto as Exhibit
(2)(c). The Standby General Partner Fee shall be paid in two equal installments of $71,499 each, which will be due and payable at the same time the First and Second Installments of Capital Contribution of the Partnership are paid to the Operating Partnership.

    The Partnership used the funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership and to pay the Standby General Partner Fee.

    Boston Capital Asset Management Limited Partnership ("BCAMLP"), an affiliate of the general partner of the Partnership, or another affiliate thereof, will receive an annual Asset Management Fee commencing in 1997 from the Operating Partnership for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership. The Asset Management Fee will be in an annual amount equal to the lesser of (i) $3,500 or (ii) one-half of one per cent (0.5%) of the Aggregate Cost of the Apartment Complex. The Asset Management Fee for each fiscal year will be payable from Cash Flow in the manner and priority set forth in Article X of the Operating Partnership Agreement. To the extent Cash Flow in any year is insufficient to pay the entire amount of the Asset Management Fee, the amount of such deficiency shall be paid directly by the General Partner to BCAMLP as an Affiliate thereof from its own funds.

    The Missouri Limited Partner or an Affiliate thereof, will receive an annual Missouri Asset Management Fee commencing in 1997 for its services in connection with the Operating Partnership's accounting matters relating to the Missouri Limited Partner and assisting with the preparation of tax returns and reports to the Missouri Limited Partner. The Missouri Asset Management Fee will be in an amount equal to the lesser of (i) $1,500 or (ii) one-half of one percent (0.5%) of the Aggregate Cost of the Apartment Complex. The Missouri Asset Management Fee shall be payable from Cash Flow in the manner and priority set forth in Article X of the Operating Partnership Agreement. To the extent Cash Flow in any year is insufficient to pay the entire amount of the Missouri Asset Management Fee, the amount of such deficiency shall be paid directly by the General Partner to the Missouri Limited Partner or an Affiliate thereof from its own funds.

    The Operating Partnership has paid a Construction and Development Fee to the General Partner (or its designee) for its service in connection with the construction and development of the Apartment Complex in an amount equal to $546,019 plus $20,572 of accrued interest thereon The Construction and Development Fee and accrued interest thereon have been paid from the proceeds of Capital Contributions of the General Partner. The Operating Partnership will pay to the General Partner an Annual Partnership Management Fee commencing in 1997 for its services in connection with managing the day-to-day business of the Operating Partnership in an amount equal to the lesser of (i) $5,000 per annum or (ii) the excess of (A) one-half of one percent (0.5%) of the Aggregate Cost of the Apartment Complex over (B) the amount of the Asset Management Fee attributable to such year. The Annual Partnership Management Fee for each fiscal year will be payable from Cash Flow in the manner and priority set forth in Article X of the Operating Partnership Agreement. The Operating Partnership will also pay to the General Partner an annual Management Incentive Fee commencing in 1997 for its services in planning, supervising and developing a marketing program for the Apartment Complex in an amount equal to 60% of available Cash Flow which will be paid in the manner and priority set forth in Article X of the Operating Partnership Agreement. The Operating Partnership and the General Partner have entered into an agreement pursuant to which the General Partner will have the option and right of first refusal to purchase the Apartment Complex at the end of the Compliance Period as more fully described in the Option and Right of First Refusal Agreement attached hereto as Exhibit (2)(d).

Item 7.  Exhibits.

    (a) and (b)    As the Apartment Complex is a
new facility which is still in the rent-up stage, no meaningful current or historic financial information is available at this time.

    (c)  Exhibits. Page

(1) (a)1 Form of Dealer-Manager Agreement between Boston Capital
Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

(2) (a) Amended and Restated Agreement of Limited Partnership of M.R.H., L.P.

(2) (b)  Certification and Agreement of M.R.H., L.P.

(2) (c)  Standby General Partner Agreement

(2) (d)  Option and Right of First Refusal Agreement

(4) (a)2 Agreement of Limited Partnership of the Partnership

(16)          None

(17)          None

(21)          None

(24)          None

(25)          None

(28)          None
_______________


1 Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (4) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.


SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  February 11, 1997


BOSTON CAPITAL TAX CREDIT FUND IV L.P.


By: Boston Capital Associates IV L.P.,
    its General Partner


    By:  C&M Associates, d/b/a Boston
         Capital Associates, its
    General Partner


    By:  /s/Herbert F. Collins.
     Herbert F. Collins, Partner